UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): February 1, 2021

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock of The Macerich Company, $0.01 par value per share	MAC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

In connection with the commencement of an “at the market” offering program (the “ATM Program”), The Macerich Company (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement dated February 1, 2021 (the “Prospectus Supplement”) pursuant to which the Company may issue and sell shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500 million (the “Shares”) in amounts and at times to be determined by the Company.

In connection with the ATM Program, the Company entered into an Equity Distribution Agreement (the “Distribution Agreement”), dated as of February 1, 2021, with Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as sales agents (individually, a “Sales Agent” and together, the “Sales Agents”). Pursuant to the terms of the Distribution Agreement, the Company may issue and sell the Shares from time to time through one or more of the Sales Agents as its sales agents and/or principals. Sales of the Shares, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including block trades or sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the New York Stock Exchange, sales made to or through a market maker other than on an exchange or sales through an electronic communications network. The Company will pay each Sales Agent a commission that will not exceed, but may be lower than, 2% of the gross proceeds of the Shares sold pursuant to the Distribution Agreement by such Sales Agent.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, although the Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others), market conditions, the trading price of the Company’s Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company will contribute the net proceeds from the sale of any Shares to The Macerich Partnership, L.P. (the “Operating Partnership”), of which the Company is the sole general partner. The Operating Partnership intends to use the net proceeds from the sale of the Shares to repay indebtedness outstanding from time to time and for general corporate purposes. The Company or any of the Sales Agents may at any time suspend the offering or terminate the Distribution Agreement pursuant to its terms.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s registration statement on Form S-3 (File No. 333-240975) filed with the SEC on August 5, 2020 (the “Registration Statement”).

The foregoing description of the Distribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the legal opinion of the Company’s counsel, Venable LLP, relating to the legality of the Shares covered by the Prospectus Supplement is attached hereto as Exhibit 5.1 and is incorporated herein by reference and into the Registration Statement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of February 1, 2021, by and among The Macerich Company and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP regarding the legality of the shares offered

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: Scott W. Kingsmore

February 1, 2021	/s/ Scott W. Kingsmore
Date	Senior Executive Vice President, Chief Financial Officer and Treasurer